Exhibit 1.1

Execution Version

AMENDMENT NO. 1 TO THE AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

March 26, 2024

BOFA SECURITIES, INC.

One Bryant Park

New York, New York 10036

GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

ROBERT W. BAIRD & CO. INCORPORATED

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

KEYBANC CAPITAL MARKETS INC.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

FIFTH THIRD SECURITIES, INC.

424 Church Street, Maildrop UTFC6B

Nashville, Tennessee 37219

Ladies and Gentlemen:

Reference is made to the At-The-Market Equity Offering Sales Agreement, dated March 3, 2023, including the Schedules thereto (the “Original Agreement”), among BofA Securities, Inc., Goldman Sachs & Co. LLC, Robert W. Baird & Co. Incorporated, KeyBanc Capital Markets Inc., Fifth Third Securities, Inc. (collectively, the “Agents”) and Gladstone Commercial Corporation, a Maryland corporation (the “Company”) and Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), pursuant to which the Company agreed to sell through the Agents, shares of common stock, par value $0.001 per share, of the Company. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1. All references to the “Registration Statement” shall be deemed to mean: (a) on or prior to February 21, 2024, the automatic shelf registration statement on Form S-3 (File No. 333-268549) (the “Original Registration Statement”), and (b) on or after March 21, 2024, the registration statement on Form S-3 (File No. 333-277877) (the “New Registration Statement”).

2. All references to the “Base Prospectus”, with respect to sales to be made under the New Registration Statement, refer to the base prospectus, dated March 21, 2024, contained in the New Registration Statement (the “New Base Prospectus”).

3. All references to the “Prospectus Supplement”, with respect to sales to be made under the New Registration Statement, refer to the prospectus supplement to be dated March 26, 2024 (the “New Prospectus Supplement”).

4. All references to the “Prospectus”, with respect to sales to be made under the New Registration Statement, refer to the New Base Prospectus, as supplemented by the New Prospectus Supplement.

5. Section 1(tt) of the Original Agreement shall be deleted in its entirety.

6. Section 2(h) of the Original Agreement shall be amended and restated as follows:

“(h) Notwithstanding any other provision of this Agreement, the Company and the Agents agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agents shall not be obligated to sell, and, in the case of (i) below, the Company shall cancel any active instruction to sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.”

7. Section 3(a) of the Original Agreement shall be amended such that clause (vi) shall be deleted in its entirety.

8. References in Section 3(j) and 6(c) of the Original Agreement to “Bass, Berry & Sims PLC” shall be replaced by “Squire Patton Boggs (US) LLP” and references to “BB&S” shall be replaced by “SPB”.

9. Section 11 of the Original Agreement shall remain unchanged, except for the following notice information:

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Attention: Jaryd Banach, Michael Jones, John Salisbury

copies of notices (which shall not constitute notice) to the Company or the Operating Partnership shall be addressed to SPB as follows:

Squire Patton Boggs (US) LLP

2550 M Street, NW

Washington, DC 20037

Fax No. (202) 457-6315

Attention: Abby E. Brown

10. Schedule 2 of the Original Agreement shall remain unchanged, except that the Notice Parties for KeyBanc Capital Markets Inc. shall be replaced with the following:

Mark Koster (mkoster@key.com)

Jaryd Banach (Jaryd.Banach@key.com)

Michael Jones (michael.c.jones@key.com)

John Salisbury (john.salisbury@key.com)

11. The Company represents and warrants to, and agrees with the Agents that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

12. This Amendment together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto), constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean, with respect to sales to be made under the New Registration Statement, the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement with respect to sales made under the Original Registration Statement.

13. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

14. This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but such respective counterparts shall together shall constitute one and the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). The invalidity or unenforceability of any section, paragraph or provision of this Amendment shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Amendment is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement among the Company and the Agents.

Very truly yours,

GLADSTONE COMMERCIAL CORPORATION

By:	/s/ David J. Gladstone
Name:	David J. Gladstone
Title:	Chief Executive Officer of Gladstone Commercial Corporation

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

By:	GCLP Business Trust II, its General Partner

By:	/s/ David J. Gladstone
Name:	David J. Gladstone
Title:	Trustee of GCLP Business Trust II

[Signature Page to Amendment No. 1 to Sales Agreement]

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
Name:	Hicham Hamdouch
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name:	Ryan Cunn
Title:	Managing Director

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
Name:	Christopher Walter
Title:	Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Equity Capital Markets

FIFTH THIRD SECURITIES, INC.

By:	/s/ Clayton Greene
Name:	Clayton Greene
Title:	Head of Equity Capital Markets

[Signature Page to Amendment No. 1 to Sales Agreement]